UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Thrivent Series Fund, Inc.

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THRIVENT HIGH YIELD PORTFOLIO II

a series of

THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

May 1, 2006

Dear Shareholder:

As a shareholder of Thrivent High Yield Portfolio II (the “Portfolio”), a series of Thrivent Series Fund, Inc. (the “Fund”), you are invited to vote on a proposed change in the Portfolio’s investment objective. This proposal will be voted on at a special meeting of shareholders to be held on June 23, 2006. Before the special meeting, I would like to ask for your vote on this important proposal affecting the Portfolio, as described in the accompanying proxy statement.

If shareholders approve this proposal, the name of the Portfolio will be changed to “Thrivent Diversified Income Plus Portfolio,” and the investment objective of the Portfolio will change from:

The Portfolio strives for high current income and secondarily capital growth by investing primarily in high-risk, high-yield bonds commonly referred to as “junk bonds.”

to:

Thrivent Diversified Income Plus Portfolio seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

The change in investment objective upon which you are being asked to vote is part of a larger group of changes which the Fund’s board of directors has approved for the Portfolio. Although you are not asked to vote on the other changes, these other changes also are described in the proxy statement so that you can place the proposed change upon which you are asked to vote into context. The other changes will not be implemented unless shareholders approve the proposed change to the Portfolio’s investment objective.

The board’s reasons for approving these changes, and for recommending your approval of the change in investment objective on which you are asked to vote, are described in detail in the accompanying proxy statement. In summary, the Portfolio is very similar in all material respects to Thrivent High Yield Portfolio, another series of the Fund, but the Portfolio is relatively smaller in size and in shareholder base. Thrivent Financial for Lutherans (“Thrivent Financial”), the Portfolio’s investment adviser, and the Fund’s board of directors believe that the Portfolio has very limited potential for growth in its present form and in competition with Thrivent High Yield Portfolio, and that it is of marginal viability at its current size. They also believe that converting the Portfolio into Thrivent Diversified Income Plus Portfolio would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management. For these and the other reasons described in the proxy statement, the board of directors unanimously recommends that you vote “FOR” the proposal, which is presented in the proxy statement, to change the investment objective of Thrivent High Yield Portfolio II.

In considering your vote, please note that the Portfolio’s investment advisory fee and other service provider fees and contractual fee waivers all will remain unchanged if the proposed change in investment objective is approved and implemented. In addition, your rights as a shareholder of the Portfolio will not change, including your right to invest and redeem shares daily without charge.

Your vote is extremely important. You can vote quickly and easily by toll-free telephone call, by internet or by mail by following the instructions that appear on your voting instruction form. Whether or not you expect to be present at the special meeting, please help us to avoid the cost of a follow-up mailing by voting as soon as possible. If you have any questions about the voting instruction form, please call Computershare, the company retained by Thrivent Financial to coordinate solicitation of voting instruction forms, at (312) 588-4990.

NOTE: You may receive more than one proxy package if you hold shares in more than one account. You must return separate voting instruction forms for separate holdings. Please read the entire proxy statement carefully before you vote.

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

/s/ Pamela J. Moret
Pamela J. Moret
President

IMPORTANT SHAREHOLDER INFORMATION

Within This Package You Will Find the Following:

•	Proxy statement describing the proposed change in Thrivent High Yield Portfolio II’s (the “Portfolio”) investment objective

•	Important Notice Regarding Change in Investment Policy

•	Voting Instruction Form

•	Business reply envelope

The board of directors of Thrivent Series Fund, Inc. (the “Fund”) has unanimously approved the proposed change in the Portfolio’s investment objective and recommends that you vote in favor of the proposal. The following questions and answers provide a brief overview of the proposal. The board of directors encourages you to read the full text of the enclosed proxy statement carefully.

What am I being asked to vote on at the upcoming special meeting of shareholders to be held on June 23, 2006?

Shareholders of the Portfolio are being asked to consider and approve a proposed change in the Portfolio’s investment objective from:

The Portfolio strives for high current income and secondarily capital growth by investing primarily in high-risk, high-yield bonds commonly referred to as “junk bonds.”

to:

Thrivent Diversified Income Plus Portfolio seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

If shareholders approve this change, what other changes will take place in the Portfolio?

The change in investment objective that you are voting on is part of a larger group of changes which the Fund’s board of directors has approved for the Portfolio. Although shareholders are not asked to vote on the other changes, these other changes also are described in the proxy statement so that you can place the proposed change upon which you are voting in context.

If shareholders approve the proposed change in investment objective and the other board-approved changes are implemented, the name of the Portfolio will be changed to “Thrivent Diversified Income Plus Portfolio,” and the Portfolio’s investment strategies also will change. As described in greater detail in the proxy statement, in seeking to achieve its new investment objective, the Portfolio will, under normal market conditions, invest in a diversified portfolio of debt and equity securities. Currently, the Portfolio invests at least 80% of its net assets in high-yield, high-risk bonds, notes, debentures, and other debt obligations or preferred stocks. If the change in investment objective is approved by shareholders, the Portfolio no longer will have a policy of investing at least 80% of the Portfolio’s net assets in these types of high-yield debt securities and preferred stocks, although it may continue to make such investments.

If shareholders do not approve the change in investment objective, will these other changes to the Portfolio be implemented?

No.

Why has the board of directors approved these changes and recommended that I vote in favor of the change upon which I am being asked to vote?

The Portfolio is very similar in all material respects to Thrivent High Yield Portfolio, another series of the Fund, but the Portfolio is relatively smaller in size and in shareholder base. Thrivent Financial for Lutherans (“Thrivent Financial”), the Portfolio’s investment adviser, and the Fund’s board of directors believe that the Portfolio has very limited potential for growth in its present form and in competition with Thrivent High Yield Portfolio, and that it is of marginal viability at its current size. They also believe that converting the Portfolio into Thrivent Diversified Income Plus Portfolio would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

The board of directors considered several other factors as well. These are discussed in the proxy statement under the heading “Proposal to Change the Portfolio’s Investment Objective – Thrivent Financial’s Recommendation and Board of Directors’ Action.” The board encourages you to review this section of the proxy statement for a more complete understanding of the factors it considered.

If the proposed changes are implemented, how will the risk/reward profile of the Portfolio change?

Thrivent Financial and the board of directors believe that the proposed changes in the Portfolio’s investment objective and principal strategies likely will reduce the Portfolio’s volatility and will not change the Portfolio’s principal investment risks, except to add Real Estate Industry and Real Estate Investment Trust (REIT) Risk, as discussed in greater detail in the proxy statement. However, Thrivent Financial and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Portfolio will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.” Thrivent Financial and the board also expect that these changes will generate a higher total return and greater probability of preserving principal, but with a lower net yield.

What are some of the anticipated benefits of the proposed changes?

Thrivent Diversified Income Plus Portfolio will be designed as a well-diversified, income-generating portfolio that provides relative stability and the potential for modest principal growth over time. Thrivent Financial expects that Thrivent Diversified Income Plus Portfolio will generate a lower yield than the Portfolio, but with a higher expected total return, lower standard deviation (a measure of risk), and greater probability of preserving principal than would be expected with the Portfolio’s pure high yield style. Thrivent Financial and the board of directors also believe that the proposed investment style will present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

Did the board of directors consider any alternatives to converting the Portfolio into Thrivent Diversified Income Plus Portfolio?

Yes. The board considered the possibilities of simply ignoring the redundancy with Thrivent High Yield Portfolio and allowing the Portfolio to continue to operate with reduced efficiencies of scale or of merging the Portfolio into Thrivent High Yield Portfolio or another portfolio. However, the board of directors believes that the Portfolio has very limited potential for growth in its present form and in competition with Thrivent High Yield Portfolio, and that the Portfolio is of marginal viability at its current size. In addition, the board anticipates that the costs of merging the Portfolio with Thrivent High Yield Portfolio or with another portfolio would be disproportionate to the potential benefits of merger.

Who will bear the costs associated with the special meeting?

Thrivent Financial will pay all costs of solicitation, including the cost of preparing and mailing the notice of special meeting of shareholders and proxy statement.

Will there be any changes in the fees and expenses borne by the Portfolio and its shareholders, or in shareholders’ rights?

No changes in the fees and expenses borne by the Portfolio or by its shareholders will result from the proposed changes. Specifically, the Portfolio’s investment advisory fee and other service provider fees and contractual fee waivers all will remain unchanged. In addition, shareholders’ rights as shareholders of the Portfolio will not change, including your right to invest and redeem shares daily without charge.

If shareholders approve the proposal they are voting on, when will the changes to the Portfolio take effect?

It is anticipated that the changes would take effect on or about June 30, 2006, if shareholders approve the proposal.

When should I vote?

We would like to receive your vote as soon as possible. You may cast your vote:

By Phone: Please see the instructions on your voting instruction form. Call the toll-free number listed and follow the recorded instructions.

By the Internet: Visit the website listed on your voting instruction form. Once there, enter the control number located on your voting instructions form.

By Mail: The voting instruction form must be marked with your vote and returned in the business reply envelope included in this package.

Please read the full text of the enclosed proxy statement for further information. If you have questions, please call Computershare, the company retained by Thrivent Financial to coordinate solicitation of voting instruction forms, at (312) 588-4990.

THRIVENT HIGH YIELD PORTFOLIO II

a series of

THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On June 23, 2006

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Thrivent High Yield Portfolio II (the “Portfolio”) will be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:00 a.m. Central Time for the following purposes:

(1) For shareholders of the Portfolio to approve a change in the Portfolio’s investment objective; and

(2) To consider and act upon any matter incidental to the foregoing and to transact such other business as may properly come before the special meeting and all adjournments thereof.

The board of directors of Thrivent Series Fund, Inc. unanimously recommends approval of the proposal to change the Portfolio’s investment objective.

The board of directors has fixed the close of business on April 24, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and all adjournments.

Dated: May 1, 2006

By Order of the Board of Directors

/s/ James M. Odland
James M. Odland
Secretary

YOUR VOTE IS IMPORTANT

You can help Thrivent Financial for Lutherans, the Portfolio’s investment adviser, avoid the necessity and expense of sending follow-up letters by promptly returning the enclosed voting instruction form. Regardless of whether you plan to be present in person at the special meeting, please mark, date, sign and return the enclosed voting instruction form. The enclosed envelope requires no postage if mailed in the United States. You also may vote by telephone or the internet by following the instructions on the enclosed voting instruction form.

PROXY STATEMENT

Dated May 1, 2006

THRIVENT HIGH YIELD PORTFOLIO II

a series of

THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

(800) 847-4836

INTRODUCTION

This proxy statement is being furnished to shareholders of Thrivent High Yield Portfolio II (the “Portfolio”), a separate series of Thrivent Series Fund, Inc. (the “Fund”), in connection with the solicitation of voting instructions by the Fund’s board of directors for use at the Special Meeting of Shareholders of the Portfolio to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:00 a.m. Central Time, and any adjournments thereof. This proxy statement and the accompanying voting instruction form are being first mailed to shareholders on or about May 1, 2006.

The Portfolio is a separate series of the Fund, which is an open-end investment company commonly called a mutual fund. The Portfolio issues and sells its shares solely to:

•	Separate accounts of Thrivent Financial for Lutherans (“Thrivent Financial”) and Thrivent Life Insurance Company (“Thrivent Life”), a subsidiary of Thrivent Financial, which are used to fund benefits of variable life insurance and variable annuity contracts (each a “variable contract”) issued by Thrivent Financial and Thrivent Life;

•	Other portfolios of the Fund; and

•	Retirement plans sponsored by Thrivent Financial.

As the sole record owners of the Portfolio, Thrivent Financial, Thrivent Life, the other portfolios of the Fund, and the retirements plans sponsored by Thrivent Financial are the sole shareholders of the Portfolio and are entitled to vote all of the shares of the Portfolio at the special meeting. However, pursuant to applicable laws, Thrivent Financial and Thrivent Life vote their outstanding shares of the Portfolio in accordance with instructions received from the owners of the variable contracts. This proxy statement and the accompanying materials are being delivered to variable contract owners who, by virtue of their ownership of variable contracts, beneficially owned shares of the Portfolio as of the record date for the special meeting (April 24, 2006), so that they may instruct Thrivent Financial and Thrivent Life how to vote the shares of the Portfolio underlying their variable contracts.

For ease of reference, the term “shareholders” will be used in this proxy statement and the accompanying materials to refer collectively to both record owners and beneficial owners of shares of the Portfolio as of the record date.

The purpose of the special meeting is for shareholders to consider and act upon a proposed change in the Portfolio’s investment objective from:

The Portfolio strives for high current income and secondarily capital growth by investing primarily in high-risk, high-yield bonds commonly referred to as “junk bonds.”

to:

Thrivent Diversified Income Plus Portfolio seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

The change in investment objective upon which shareholders are being asked to vote is part of a larger group of changes which the Fund’s board of directors has approved for the Portfolio. Although shareholders are not asked to vote on the other changes, these other changes also are described in this proxy statement so that shareholders can place the proposed change upon which they are voting in context. The other changes will not be implemented unless shareholders approve the proposed change in the Portfolio’s investment objective.

If shareholders approve the proposed change in investment objective and the other board-approved changes described herein are implemented, the name of the Portfolio will be changed to “Thrivent Diversified Income Plus Portfolio,” and the Portfolio’s investment strategies also will change. As described in greater detail in this proxy statement, in seeking to achieve its new investment objective, the Portfolio will, under normal market conditions, invest in a diversified portfolio of income-producing securities. Currently, the Portfolio invests at least 80% of its net assets in high-yield, high-risk bonds, notes, debentures, and other debt obligations or preferred stocks. If the change in investment objective is approved by shareholders, the Portfolio no longer will have a policy of investing at least 80% of the Portfolio’s net assets in these types of high-yield debt securities and preferred stocks, although it may continue to make such investments.

In order of the special meeting to go forward, there must be a quorum. This means that at least a majority of the shares of the Portfolio entitled to vote at the special meeting must be represented in person or by proxy at the special meeting. Thrivent Financial and its affiliates together are the record owners of a majority of the shares of the Portfolio. Thrivent Financial’s representation at the special meeting will, therefore, assure the presence of a quorum.

Thrivent Financial and Thrivent Life will cast your votes according to your voting instructions. If you sign and date your voting instruction form, but do not specify instructions, your shares of the Portfolio will be voted “FOR” the proposed change in investment objective. With respect to shares for which no voting instructions are received, and with respect to any shares held by Thrivent Financial or by any of its subsidiaries or affiliates for their own accounts, Thrivent Financial will cast votes in proportion to the shares with respect to which they have received instructions from beneficial owners.

You may revoke your voting instructions at any time prior to their use by giving written notice of revocation to an officer of the Fund; returning to an officer of the Fund a properly executed, later dated voting instruction form; voting later by telephone or internet; or attending the special meeting, requesting return of any previously delivered voting instructions and voting in person. Please note that attendance and voting at the special meeting will not by itself constitute a revocation of prior voting instructions.

Signed voting instructions received by the board in time for voting that are not revoked will be voted in accordance with the instructions noted on the form. Unless instructions to the contrary are marked on the voting instruction form, the shares represented by the form will be voted “FOR” the proposal.

Thrivent Financial, the Portfolio’s investment adviser, will pay all costs of solicitation, including the cost of preparing and mailing the notice of special meeting of shareholders and this proxy statement. Representatives of Thrivent Financial may solicit voting instruction forms by means of mail, telephone, personal calls, or electronic means (such as e-mail), all without cost to the Portfolio. Thrivent Financial has engaged Computershare to solicit voting instructions by telephone. Thrivent Financial will pay Computershare’s fees and expenses, which are anticipated to range between approximately $30,000 and $40,000.

Only Portfolio shareholders of record on April 24, 2006, may vote at the special meeting or any adjournment thereof. On that date, the Portfolio had [INSERT] shares issued and outstanding. Each shareholder is entitled to one vote for each share owned on the record date. The proposal to be presented at the special meeting will not entitle any shareholder to cumulative voting or appraisal rights.

At this point, the board does not know of any other business to be brought before the special meeting. However, if any other matters do come up, the persons named as proxies on the voting instruction form will vote on these matters according to their best judgment.

THE PORTFOLIO’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE AT NO COST ON THRIVENT’S WEBSITE, WWW.THRIVENT.COM, OR BY WRITING TO THRIVENT SERIES FUND, INC., 625 FOURTH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55415 OR CALLING (800) 847-4836.

Please be sure to read the entire proxy statement before casting your vote. If you need help with your voting instruction form, you may call Computershare at (312) 588-4990.

PROPOSAL TO CHANGE THE PORTFOLIO’S INVESTMENT OBJECTIVE

Background

The Portfolio is an open-end management investment company (i.e., a mutual fund) which is registered under the Investment Company Act of 1940 (the “Act”). Under the Act and related regulations, a mutual fund must disclose its investment objective in its registration statement filed with the Securities and Exchange Commission (the “SEC”). The Portfolio’s investment objective currently is:

The Portfolio strives for high current income and secondarily capital growth by investing primarily in high-risk, high-yield bonds commonly referred to as “junk bonds.”

This investment objective currently has been described in the prospectus as a “non-fundamental” investment policy, which means that, under the Act, the Portfolio’s investment objective may be changed by the board of directors at any time with advance notice to shareholders. No shareholder vote is required to change the Portfolio’s investment objective. However, in light of the nature of the proposed change in the Portfolio’s investment objective, Thrivent Financial and the board of directors have determined to proceed with the proposed change in investment objective only if it is approved by a majority of the Portfolio’s shareholders, as described below. If approved by shareholders, the Portfolio’s investment objective would be:

Thrivent Diversified Income Plus Portfolio seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

If approved, the new investment objective also will be “non-fundamental,” meaning that the new investment objective may be changed by the board of directors in the future without any requirement for another shareholder vote.

Thrivent Financial’s Recommendation and Board of Directors’ Action

At a meeting of the Fund’s board of directors held on February 28, 2006, Thrivent Financial presented a series of recommended changes to the Portfolio. Taken together, these changes would have the effect of converting the Portfolio from one which invests up to 80% of its assets in certain high-yield investments to one which invests in a diversified portfolio of income-producing securities. These changes are described more fully in the following section.

In support of its recommendation, Thrivent Financial presented information indicating that the Portfolio is very similar in all material respects to Thrivent High Yield Portfolio, another series of the Fund, but that the Portfolio is relatively smaller in size and in shareholder base as compared to Thrivent High Yield Portfolio. At December 31, 2005, the Portfolio had $94.0 million in total net assets, as compared to $802.6 million in total net assets for Thrivent High Yield Portfolio. Thrivent Financial believes that the Portfolio has very limited potential for growth in its present form and in competition with Thrivent High Yield Portfolio, and that it is of marginal viability at its current size.

Accordingly, Thrivent Financial recommended that the Portfolio be converted into Thrivent Diversified Income Plus Portfolio. Thrivent Financial indicated that this type of portfolio is gaining popularity among investors and many have expressed a desire for investment strategies designed to generate current income. Thrivent Financial believes that converting the Portfolio into Thrivent Diversified Income Plus Portfolio would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

After extensively discussing Thrivent Financial’s recommended changes to the Portfolio, the board of directors unanimously approved the proposed changes. In approving the changes, board took the following factors into account, among others:

•	Based on the information presented by Thrivent Financial, the board believes that the Portfolio has very limited potential for growth in its present form, and that it is of marginal viability at its present size. It also believes that converting the Portfolio into Thrivent Diversified Income Plus Portfolio would present significantly better opportunities for growth in assets. The board believes that if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

•	The board considered that Thrivent Diversified Income Plus Portfolio will be designed as a well-diversified, income-generating portfolio that provides relative stability and the potential for modest principal growth over time. Thrivent Diversified Income Plus Portfolio would have a lower yield, but with a higher expected total return and lower standard deviation (a measure of risk) than would be expected with a pure high yield style.

•	The board considered the investment risks and rewards associated with the Portfolio’s current investment objective and strategies as compared with the investment risks and rewards associated with the investment objective and strategies proposed by Thrivent Financial. Thrivent Financial and the board of trustees believe that the proposed changes in the Portfolio’s investment objective and principal strategies likely will reduce the Portfolio’s volatility and will not change the Portfolio’s principal investment risks, except to add Real Estate Industry and Real Estate Investment Trust (REIT) Risk. However, Thrivent Financial and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Portfolio will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.”

•	The board considered the possibilities of simply ignoring the redundancy with Thrivent High Yield Portfolio and allowing the Portfolio to continue to operate with reduced efficiencies of scale or of merging the Portfolio into Thrivent High Yield Portfolio or another portfolio. However, the board of directors believes that the Portfolio has very limited potential for growth in its present form and in competition with Thrivent High Yield Portfolio, and that the Portfolio is of marginal viability at its current size. In addition, the board believes that the costs of merging the Portfolio with Thrivent High Yield Portfolio or with another fund would be disproportionate to the potential benefits of merger.

•	The board recognized that Thrivent Financial may benefit from the proposed change in investment objective. To the extent that the Portfolio grows, as anticipated, and realizes economies of scale, Thrivent Financial may spend less in connection with its contractual and voluntary fee waivers following the change than it does today. While the board recognized that Thrivent Financial and its affiliates, as well as Portfolio shareholders, might benefit from the proposed change, it did not view this as a reason not to approve the change.

•	The board noted that no changes in the fees and expenses borne by the Portfolio or by its shareholders will result from the proposed changes. Specifically, it noted that the Portfolio’s investment advisory fee and other service provider fees and contractual fee waivers all will remain unchanged. In addition, the board noted that shareholders’ rights as shareholders of the Portfolio will not change, including your right to invest and redeem shares daily without charge.

•	The board also considered the fact that a similar high yield product, Thrivent High Yield Portfolio, is available and that shareholders could choose to transfer from the Portfolio to Thrivent High Yield Portfolio.

The board was advised and assisted by counsel to the independent directors. No single factor or group of factors was deemed to be determinative by the board in approving the proposed changes. Instead, the board based its decision on the totality of the information which it reviewed.

Proposed Changes to the Portfolio

As discussed above, the Portfolio’s shareholders are being asked to vote on a proposed change in its investment objective. This section describes the other significant changes to the Portfolio which the board of directors has approved, and which are not submitted for shareholder approval. Thrivent Financial believes that the proposed changes in the Portfolio’s investment objective and principal strategies likely will reduce the Portfolio’s volatility and will not change the Portfolio’s principal investment risks, except to add Real Estate Industry and Real Estate Investment Trust (REIT) Risk. However, Thrivent Financial and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Portfolio will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.” Thrivent Financial also expects that these changes will generate a higher total return and greater probability of preserving principal, but with a lower net yield.

As previously noted, the changes described in this section will not be implemented unless shareholders approve the proposed change in the Portfolio’s investment objective.

Change of name. The Portfolio’s name is to be changed from “Thrivent High Yield Portfolio II” to “Thrivent Diversified Income Plus Portfolio.”

Change in Principal Strategies. If the change in the Portfolio’s investment objective is approved, the Portfolio’s principal strategies also will change. For ease of comparison, the following chart shows the Portfolio’s current principal strategies next to the proposed principal strategies:

Thrivent High Yield Portfolio II (current)	Thrivent Diversified Income Plus Portfolio (proposed)

Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in high-yield high-risk bonds, notes, debentures and other debt obligations or preferred stocks. These securities are commonly known as “junk bonds.” At the time of purchase these securities are rated within or below the “BB” major rating category by Standard & Poor’s Corporation or the “Ba” major rating category by Moody’s Investor Services, Inc. or are unrated but considered to be of comparable quality by Thrivent Financial. The Portfolio invests in securities regardless of the securities’ maturity average. Should Thrivent Financial determine that the Portfolio would benefit from reducing the percentage of its assets invested in junk bonds from 80% to a lesser amount, we will notify you at least 60 days prior to the change.

Thrivent Financial uses fundamental, quantitative, and technical investment research techniques to determine what to buy and sell. Thrivent Financial focuses on U.S. companies which it believes have or are expected to achieve adequate cash flows or access to capital markets for the payment of principal and interest obligations.

Under normal circumstances, the Portfolio invests in a diversified portfolio of debt and equity securities. Such securities will include high-yield, high-risk bonds, notes, debentures and other debt obligations commonly known as “junk bonds.” At the time of purchase these securities are rated within or below the “BB” major rating category by S&P or the “Ba” major rating category by Moody’s or are unrated but considered to be of comparable quality by the investment adviser.

The Portfolio may invest in debt securities of any maturity, and such debt securities may also include investment-grade corporate bonds and government bonds.

As an additional principal strategy, the Portfolio may invest in equity securities in the real estate industry, including Real Estate Investment Trusts (“REITs”).

The investment adviser uses fundamental, quantitative, and technical investment research techniques to determine what securities to buy and sell.

Change in Principal Risks. In addition to the principal investment risks to which the Portfolio currently is subject, Thrivent Diversified Income Plus Portfolio also would be subject to the following, additional principal investment risk:

Real Estate Industry and Real Estate Investment Trust (REIT) Risk. Real estate industry risk is the risk that changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry. Such changes could include, but are not limited to, a decline in the value of real estate properties, extended vacancies of properties, increased competition, overbuilding and changes in zoning law and government regulations. Since the Portfolio invests in the real estate industry, the Portfolio’s performance will be affected by the performance of the real estate markets. REITs are subject to additional risks, including the fact that REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders. REITs may have limited diversification and are subject to the risks associated with obtaining financing for real property.

Vote Required

The board of directors has determined that approval of the proposed change in the Portfolio’s investment objective will require the favorable vote of a majority of the outstanding shares of the Portfolio, as defined in the Act, which means the lesser of the vote of (a) 67% of the shares of the Portfolio present at a special meeting where more than 50% of the outstanding shares of the Portfolio are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. Abstentions have the same effect as votes cast against the proposal.

The board of directors unanimously recommends that shareholders vote “FOR” this proposal. Unless otherwise instructed, the proxies will vote in favor of the proposal.

If shareholders do not approve the proposal to change the Portfolio’s investment objective, then the investment objective will stay the same, the other proposed changes described herein will not be made, and the Portfolio will continue to be operated in its current form. However, in the future, the board of directors may continue to explore alternatives to remedy the inefficiencies created by the Portfolio’s relatively small size, including merger with another portfolio (such as Thrivent High Yield Portfolio) or portfolio dissolution.

ADDITIONAL INFORMATION ABOUT THE PORTFOLIO

As of the record date, all directors and officers as a group owned less than 1% of the outstanding shares of the Portfolio. As of that date, the following persons were known by Thrivent Financial to be the beneficial owners of 5% or more of the shares of the Portfolio:

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Shares

INVESTMENT ADVISER, ADMINISTRATOR, AND PRINCIPAL UNDERWRITER

Thrivent Financial for Lutherans, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, is the investment adviser and administrator for the Portfolio. Thrivent Investment Management, Inc., 625 Fourth Avenue South, Minneapolis, Minnesota 55415 is the principal underwriter for the Portfolio.

SHAREHOLDER PROPOSALS

The Fund and the Portfolio are not required to hold annual shareholder meetings. Consequently, the anticipated date of the next shareholder meeting cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

James M. Odland Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Vote is important!

And now you can Vote on the PHONE or the INTERNET.

It saves Money! Telephone and internet voting saves postage costs – savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1.	Read your proxy statement and have it at hand.

2.	Call toll-free 1-XXX-XXX-XXXX or go to the website: [INSERT].

3.	Follow the recorded directions or on-screen directions.

4.	Do not mail your voting instruction form when you vote by phone or internet.

FUND

Thrivent High Yield Portfolio II

Please detach at perforation before mailing

Voting Instruction Form

THRIVENT HIGH YIELD PORTFOLIO II

a series of

THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2006

The undersigned hereby appoints Pamela J. Moret, James M. Odland, Russell W. Swansen, and Teresa J. Rasmussen, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Thrivent High Yield Portfolio II to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:00 a.m. Central Time, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged. The board of directors recommends a vote “FOR” the proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the special meeting.

VOTE VIA THE INTERNET: [INSERT URL] VOTE VIA THE TELEPHONE: 1-XXX-XXX-XXXX

999 9999 9999 999

Note: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date

This voting instruction form is solicited on behalf of the board of directors of Thrivent Series Fund, Inc. You must mark the box “abstain” if you wish to abstain. Abstentions have the same effect as votes cast AGAINST the proposal. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The board of directors recommends a vote “FOR” the proposal.

To vote, mark blocks below in blue or black ink as follows: Example:  ☒

1.	To approve the change in the investment objective of Thrivent High Yield Portfolio II

☐ FOR	☐ AGAINST	☐ ABSTAIN

Every shareholder’s vote is important! Please sign, date and return your voting instruction form today!

THRIVENT HIGH YIELD PORTFOLIO II

a series of

THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

Dear Shareholder:

Under normal circumstances, Thrivent High Yield Portfolio II (the “Portfolio”), a separate series of Thrivent Series Fund, Inc. (the “Fund”), invests, as its name suggests, at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in high-yield high-risk bonds, notes, debentures and other debt obligations or preferred stocks. These securities are commonly known as “junk bonds.” At the time of purchase, these securities are rated within or below the “BB” major rating category by Standard & Poor’s Corporation or the “Ba” major rating category by Moody’s Investor Services, Inc. or are unrated but considered to be of comparable quality by Thrivent Financial for Lutherans, the Portfolio’s investment adviser.

This policy of investing at least 80% of the Portfolio’s net assets in certain high-yield debt securities and preferred stocks may be changed by the Portfolio only with at least 60 days prior notice of the change to the Portfolio’s shareholders.

At a Special Meeting of Shareholders to be held on June 23, 2006, the Portfolio’s shareholders will vote on whether to approve a proposed change in the Portfolio’s investment objective. If shareholders approve the change in investment objective, the name of the Portfolio will change to “Thrivent Diversified Income Plus Portfolio,” and the Portfolio will no longer have a policy of investing at least 80% of the Portfolio’s net assets in certain high-yield debt securities and preferred stocks. Instead, under normal circumstances, the Portfolio will invest in a diversified portfolio of debt and equity securities. These changes are described in greater detail in the proxy statement dated May 1, 2006.

It is anticipated that these changes would take effect on or about June 30, 2006, if shareholders approve the change in the Portfolio’s investment objective. If shareholders do not approve the change in the Portfolio’s investment objective, then the Portfolio’s name will not change, and the policy of investing at least 80% of the Portfolio’s net assets in certain high-yield debt securities and preferred stocks will continue. If shareholders do not approve the change in the Portfolio’s investment objective at the special meeting, the Portfolio’s shareholders will be promptly informed.

If you have questions, please call Thrivent Series Fund, Inc. at (800) 847-4836.

Sincerely,

/s/ Pamela J. Moret
Pamela J. Moret
President